UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

MOTIVNATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50048	82-6008492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 258-6458

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 6, 2006, the board of Directors of MotivNation, Inc. elected George Lefevre (Age 38) to the MotivNation Board of Directors. Subsequent to the election the board of Directors of MotivNation, Inc. elected George Lefevre as the Chairman of the Board. Since 2000, Mr. Lefevre has been the co-founder and Managing Partner of NeoTactix, a company focused on mergers, acquisitions and structural guidance for small public companies. From 1998 to 2000, Mr. Lefevre assisted in the formation and funding of PTM Molecular Biosystems. Mr. Lefevre has invested in and managed investment portfolios since 1991 with Paine Webber and their subsidiary Correspondence Service Corporation. In 1992, Mr. Lefevre was the President of GL Investment Group, a regional investment bank specializing in the Bio-Technology and High Tech arena, located in Southern California. He served in a capital formation and senior management capacity for several life science ventures since 1991. Mr. Lefevre graduated from California State University, Long Beach with a Bachelor of Science in Business Administration, major in Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVNATION, INC.
(Registrant)

Date: January 9, 2006.
/s/ Jay Isco
Jay Isco, CFO